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                                                                    EXHIBIT 10.2

                              VOLUME SERVICES, INC.

                                                      DEFERRED COMPENSATION PLAN
                                                          ENROLLMENT INFORMATION
                                                                       AND FORMS

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VOLUME SERVICES, INC.
DEFERRED COMPENSATION PLAN
Questions & Answers

The following is a list of questions contained in the Questions & Answers section:

HOW THE PROGRAM WORKS

1. What is the Volume Services, Inc. Deferred Compensation Plan? (An Overview)

2. What are the advantages of the Plan?

3. What are the trade-offs if I participate?

4. Does my participation affect my other Volume Services, Inc. benefit plans?

ELIGIBILITY/DEFERRAL ELECTIONS

5. Who is eligible to participate in the Plan?

6. How much can I defer?

7. When do I make my election to defer?

8. Can I change my deferral election?

9. What elections can I make?

DEFERRAL CREDITING OPTIONS

10. What are my Deferral Crediting Options?

ACCESS TO YOUR MONEY

11. Can I get money from my account prior to the date I elect for deferral payments to begin?

12. When do I receive distribution of my deferral account balance?

13. Can I transfer, pledge or assign my deferral account balance?

EXCEPTIONAL CONDITIONS

14. What happens in the event of a Change in Control or a Change in Financial Condition at Volume Services, Inc.?

15. Can the Plan be amended or discontinued?

TAX CONSIDERATIONS

16. What are some of the more common tax related questions for this Plan?

ENROLLMENT AND ADMINISTRATION

17. How do I sign up for the Plan?

18. Who can I talk to if I have questions about the Plan or the enrollment package?

19. Can I reallocate my money between the Deferral Crediting Options?

20. How do I check my account balance?

21. What types of services can I expect from the Deferral Service Center at BPS?

22. What can I expect when I call the Deferral Service Center?

VOLUME SERVICES, INC.
DEFERRED COMPENSATION PLAN

Questions & Answers

The Volume Services, Inc. Deferred Compensation Plan ("the Plan") provides a significant tax-advantaged opportunity for you to accumulate wealth to help meet your retirement income needs and other future income needs, such as college expenses or a home purchase. You are encouraged to review the Plan with your financial advisors to determine how it can help in meeting your personal financial goals.

The following is a summary of the main provisions of the Plan in a Question and Answer format. As with any plan summary, the official and controlling provisions of the Plan are contained in the Plan document, which you may obtain on request from the Vice President of Human Resources at The Support Center in Spartanburg, SC. In the case of any differences, the official Plan document will always govern. The Plan is subject to continued compliance with Internal Revenue Code of 1986, as amended (the "Code") and certain reporting, disclosure and enforcement provisions of Employee Retirement Security Act of 1974, as amended ("ERISA").

HOW THE PROGRAM WORKS

1. What is the Volume Services, Inc. Deferred Compensation Plan ("the Plan")? - An Overview

         The Plan is a nonqualified (unfunded) deferred compensation plan that allows you to make a pre-tax deferral of base salary and bonus compensation, allocate it to various financial growth options, and have it paid to you in the future. You may also receive certain Company matching contributions, solely at the discretion of the Committee. Generally speaking, your funds under this Plan will not become available to you until retirement, death, disability, termination of your employment, or in a specific future year you select. You may defer up to 50% of your base salary and 100% of bonus, or both, in increments of 1%. A minimum combined (salary and bonus) annual deferral of 1% of salary is required.

         You may choose to have your deferral accrue earnings as if held in the following Funds: Stable Investment Fund, Enhanced Stock Market Fund, Evergreen Short Intermediate Bond Fund, Invesco Dynamics Fund or the Tomorrow Fund.

         As a nonqualified plan, your deferral cannot and will not actually be invested in these funds in your name. But, your deferral account will reflect the results of the crediting option(s) you select as if the account were invested in these options. The Company retains the right to change the crediting options, and to amend or terminate the Plan in its sole discretion at any time. You are a unsecured general creditor of the Company as to your funds.

2.       What are the advantages of the Plan?

         A.       Reduced Current Income Taxes.

                  Your current federal taxable income is reduced by the amount you elect to defer. However, you will be taxed at the ordinary income rates in effect at the time of distribution of your account to you. All states with income taxes, except Pennsylvania and New Jersey, follow the federal tax law and exclude the amount you defer from current taxable income. Please consult with your personal tax advisor regarding the specific laws for your particular state.

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VOLUME SERVICES, INC.
DEFERRED COMPENSATION PLAN

Questions & Answers

B.       More Dollars Available for Investment.

         Deferrals into this Plan can be more efficient than most other outside investments because the deferral puts to work pre-tax rather than after-tax dollars. For example:

                            Outside          This
                          Investment         Plan
Compensation              $  1.00          $  1.00
----------------------------------------------------

Current Income
Tax @ 36%                 -   .36          -   .00
----------------------------------------------------

Net Funds Invested        $   .64          $  1.00
----------------------------------------------------

C.       Tax-Deferred Accumulation.

         Pre-tax dollars can generate much higher results than after-tax investment dollars, even assuming identical rates of return. The following hypothetical example illustrates this principle.

                            [Bar Chart Appears Here]

Taxable Investment                  ($112,650)
Tax Deferred Investment             ($247,115)

         Taxable vs. Deferred Investment
         After-Tax Lump Sum Payout after 20 years of deferrals

         This hypothetical example assumes:

         -        You make 20 annual investments of:

                  - $3,200 (after-tax equivalent of $5,000) to the outside investment

                  -        $5,000 pre-tax to the Volume Services, Inc. plan

         -        Both programs earn 8%

         -        Your tax bracket is 36%

         - Actual results will vary based on the actual yield of the investment and your tax bracket. This example only illustrates the benefit of investing pre-tax dollars.

                  It does not illustrate the Plan's provisions or investment returns on amounts deferred under the Plan.

                  You can do your own benefit estimates using the "Sample Benefit Calculation Worksheet" in the "Benefit Calculator" section contained in your enrollment booklet. Based on your own assumptions as to the investment rate and deferral period, you can estimate your accumulation of pre-tax investment on either a single year's contribution or a series of contributions over a specified number of years.

         D.       Possible Future Tax Savings

                  You may achieve additional income tax savings when you receive your deferral account, provided that you are in a lower tax bracket at that time.

         E.       Company Matching Contribution

                  You must defer salary into this Plan to receive a Company match. At the sole discretion of the Committee, Volume Services, Inc. may match some of your deferral within this Plan.

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VOLUME SERVICES, INC.
DEFERRED COMPENSATION PLAN

Questions & Answers

3.       What are the trade-offs if I participate?

         A.       Reduced Current Cash Flow.

                  By deferring your compensation, you reduce your current cash flow. Therefore, if you require a greater amount of current income, deferral may not be appropriate for you. However, the cash flow reduction may be significantly less than the amount deferred, since your deferral is in pre-tax dollars. For example, if your tax rate is 36%, deferring $10,000 only reduces your after-tax income by $6,400, but you have $10,000 working for you in your deferral account.

         B.       The Plan Is Unfunded.

                  Based on current IRS regulations, your deferred account must be hypothetical in nature and therefore cannot hold any actual funds or assets. As a participant, your right to receive payments under the Plan in the event of Volume Services, Inc.'s bankruptcy or insolvency (as remote as that may seem) or that of a subsidiary offering this Plan, will be the same as any other unsecured general creditor. Note that the Plan does not create a trust relationship between you, or any other person, and Volume Services, Inc. In connection with the program, Volume Services, Inc. may acquire a life insurance policy on your life, and may manage an asset pool or assets within an insurance policy in a manner similar to the aggregate allocations of the participant group in the plan, but you will not have an ownership or beneficial interest in it, nor in any asset Volume Services, Inc. may acquire in connection with the Plan.

         C.       Restricted Access To Your Money.

                  In general, you do not have access to your deferrals and earnings until retirement or the specific year you specify on your election form except as noted.

         D.       Possible Higher Tax Rate.

                  The benefits of your deferral tax may be smaller than you would otherwise expect if, at the time of distribution, you are in a higher tax bracket than when you deferred.

         E.       Investment Risk

                  Based upon your selection of the various Deferral Crediting Options offered, and the performance of those choices, the value of your deferred account may be greater or smaller than your initial deferral.

4. Does my participation affect my other Volume Services, Inc. benefit plans?

         Your participation has no effect on most of your other benefits, such as life and disability insurance. However, your base salary and bonus compensation deferred under this Plan will not be calculated as part of your pay for purposes of the 401(k) plan for applicable employees of Volume Services, Inc.

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VOLUME SERVICES, INC.
DEFERRED COMPENSATION PLAN

Questions & Answers

ELIGIBILITY/DEFERRAL ELECTIONS

5.       Who is eligible to participate in the Plan?

         You are eligible to participate in the Plan on an annual basis if you are an employee of Volume Services, Inc. or a wholly-owned subsidiary thereof and are designated an equity owner of the company. In addition, you are eligible if you are an employee and are deemed a highly compensated employee of Volume Services, Inc. by the Committee.

6.       How much can I defer?

         You may defer a portion of your annual base salary and bonus compensation, in increments of 1%. You may defer up to 50% of your base salary and up to 100% of your bonus compensation. The minimum annual deferral is 1% of salary.

         You should think of your election to defer as irrevocable and carefully assess the impact on your personal financial situation.

7.       When do I make my election to defer?

         Normally, the deferral election must be made on or before December 31 prior to the year in which the income is earned, unless you are a newly eligible employee. Newly eligible employees must make deferral elections during the first 30 days after becoming eligible. For 1997, however, your election to defer 1998 base salary and bonus compensation payable in 1999, must be made by December 31, 1997.

8.       Can I change my deferral election?

         Once you have made your annual deferral election, you may not change it until the next annual deferral election period, except that you may discontinue a base salary deferral election at any time which will become effective on the next pay period. However, you will not be able to elect to defer base salary again until the next annual deferral enrollment period if you stop your base salary deferral mid-year. Bonus deferral elections can only be discontinued based upon a financial hardship. The distribution date you elect cannot be changed.

         Although the distribution date you elect cannot be changed, the form can be changed. In the calendar year prior to your year of distribution (but no less than 60 days prior to that date) you will have an opportunity to change the form of payment (how many installments will be made to you).

9.       What elections can I make?

         Each year you will be able to elect to defer both base salary and bonus compensation. Each deferral item will be treated as a separate election. For each, you will select how much you wish to defer, how you want it paid (lump sum or installments), and when you wish to receive it in the future. You have two elective options as to when you may receive payment: (1) at retirement; or (2) a specific future year. This specific future year may not be less than 3 years from your year of deferral (1 year if you are age 55 or older by the expiration of the annual election period), and not be later than the year in which you turn age 70.

         When you make an election to defer, you will also determine how you want your deferral amounts allocated among the various Deferral Crediting Options available to you (See the section entitled "Deferral Crediting Options"). These allocations can be changed later.

         You will also have the opportunity to elect to have your deferral accounts automatically distributed to you within 45 days following a Change in Control or a Change in Financial Condition of Volume Services, Inc., or a wholly-owned subsidiary for which you work.

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VOLUME SERVICES, INC.
DEFERRED COMPENSATION PLAN

Questions & Answers

         You will also designate a beneficiary(ies) to receive all of your deferral accounts in the event of your death. Beneficiary(ies) can be changed later.

DEFERRAL CREDITING OPTIONS

10.      What are my Deferral Crediting Options?

         Your deferral account will accrue earnings, according to your election in the following Funds: Stable Investment Fund, Enhanced Stock Market Fund, Evergreen Short Intermediate Bond Fund, Invesco Dynamics Fund, and the Tomorrow Retirement Funds. Your deferrals will be credited to the Stable Value Fund if you should somehow fail to provide an allocation election. You continue to accrue earnings until your account is fully distributed. Deferrals allocated to as if held in Funds will track the value (both up and down) of the Funds you select. Refer to the section entitled "Deferral Crediting Options" of this enrollment booklet for details on these Deferral Crediting Options. You will also be able to make a reallocation once per calendar month. The Company retains the right to change these Deferral Crediting Options as it may determine in its sole discretion.

ACCESS TO YOUR MONEY

11. Can I get money from my account prior to the date I elect for deferral payments to begin.?

         At any time, you may withdraw all or part of your deferral account balance only under the following circumstances.

         A.       Financial Hardship Distributions

                  In the event of unusual, extraordinary expenses or unforeseen financial hardship, you may petition the Volume Services, Inc. Deferred Compensation Plan Committee for a distribution of the amount reasonably necessary to meet your financial need. This definition of hardship is more stringent than the hardship provision in the 401(k) plan, and does not, for instance, include college expenses or costs in connection with a home purchase. It does encompass hardship generated by unforeseen circumstances, such as medical expenses, family loss of income by layoff, etc. The Plan Committee may approve or deny the request in its sole discretion, and distribution is limited to the amount necessary to resolve the hardship plus your income tax liability on the distribution. If approved, this distribution is not subject to any penalty income taxes, but is ordinary income for federal and state income tax purposes.

         B.       Withdrawals Subject to Partial Forfeiture

                  Any request to the Plan Committee for an unscheduled distribution which is not due to financial hardship requires Plan Committee approval, and is subject to a 10% permanent forfeiture on the amount withdrawn. In addition, you will be prohibited from deferring under the Plan at the next annual enrollment, but may resume deferring the following Plan year. This forfeiture provision is necessary to prevent constructive receipt and the resulting income tax consequences for the other Plan participants. The distribution you receive (net of the forfeiture) is not subject to any penalty income taxes, but will be taxed as ordinary income for federal and state income taxes.

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VOLUME SERVICES, INC.
DEFERRED COMPENSATION PLAN

Questions & Answers

         C.       Loans

                  Unlike the 401(k) plan, loans are not permitted under this Plan. Current law would not provide favorable income tax treatment for the Plan if loans were permitted.

12.      When do I receive distribution of my deferral account balance?

         You can elect when you wish to receive distribution of your deferral account balance, selecting: (1) a specific future year of your choice (not less than 3 years from the year of deferral if you are under age 55, 1 year if you are over, and not later than the year you turn age
         70); or (2) retirement, which means full retirement or disability retirement under a Volume Services, Inc. qualified plan. Each year and each element of compensation (base salary or bonus compensation) will be a separate election.

         Normal distributions will be made annually, or in quarterly installments. Annual payments will be made as of the first business day of January. Quarterly payments will be made as of the first business day of each quarter. Total distribution of an account must be made by age 85. Each annual or quarterly installment will be equal to a fraction of the account balance as of the date the installment is paid, the numerator of the fraction being 1 and the denominator being the number of years (or quarters) remaining in the payment schedule. For example, the respective fractions for a five (5) year annual installment schedule are 1/5 for the first installment; 1/4 for the second; 1/3 for the third; 1/2 for the fourth; and 1/1 (balance) for the fifth and final installment.

         Distributions may also occur at termination of employment, disability, death or a Change in Control or a Change in Financial Condition. Refer to Exhibit B for a summary of the Plan's distribution provisions.

         A.       Retirement

                  You can elect to receive distribution of your deferral account beginning at full retirement or disability retirement under a Volume Services, Inc. qualified plan. You will elect to have your account paid in a lump sum or installments over not more than 15 years. You may elect a different schedule in the calendar year prior to retirement or the date distribution is scheduled to begin (but at least sixty days prior to the date of the first distribution). Installments may not continue beyond age 85. If you are already receiving payments based upon a Specific Future Year election at the time you retire, those payments will continue as scheduled.

         B.       Specific Future Year

                  You can elect to receive distribution of your deferral account starting in a specific future year of your choice, either before or after your anticipated retirement (but no later than the year in which you turn age 70). If you are age 55 or older, the deferral must be for a minimum period of one calendar tax year. If you are under age 55 the deferral must be for a minimum period of 3 calendar tax years.

                  A Specific Future Year election might be appropriate if you know you will have a need for income at a specific future time. For example, if your child will enter college 10 years from now, you might decide to defer current salary and/or bonus compensation and to have it paid beginning in your child's freshman college year in 4 annual installments. Thus, if the amount of your deferral was

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VOLUME SERVICES, INC.
DEFERRED COMPENSATION PLAN

Questions & Answers

                  $10,000 and it grew to $20,000, you might expect to receive four annual payments of approximately $5,000. As another use, you might determine to pick a specific future year after your anticipated retirement (but not later than the year you turn age 70) to begin distribution of your deferral account in order to help provide yourself with income in the later years of your retirement. The amounts deferred could be paid out in installments not to exceed 15 years of annual installments.

         C.       Disability

                  If you become totally and permanently disabled while actively employed at Volume Services, Inc., you will receive the entire balance of your account paid out in five (5) annual installments with the first to begin within ninety (90) days following the date of disability. However, you may petition the Committee for a shorter distribution schedule, including lump sum, based upon hardship.

         D.       Death

                  In the event of your death while actively employed by the Company, your beneficiary(ies) will receive distribution of your remaining account balance in five (5) annual installments with the first to begin within ninety (90) days of your date of death. However, your beneficiary(ies) may petition the Committee for a shorter distribution schedule, including lump sum, based upon hardship.

         E.       Any Termination Other Than Retirement, Death or Disability

                  In the event you terminate from the Company for any reason other than retirement, death, or disability, you will receive your account balance in (5) annual installments with the first to begin within ninety (90) days of your date of termination of employment. However, you may petition the Committee for a shorter distribution schedule including lump sum, based upon hardship.

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VOLUME SERVICES, INC.
DEFERRED COMPENSATION PLAN

Questions & Answers

         F.       Small Accounts

                  Upon your death, permanent disability or termination of employment, the Plan Committee in its sole discretion may decide to distribute your entire account balance in a lump sum if your account balance is less than $200,000.

         G.       Change in Control

                  At the time you make your annual deferral election, you may also elect to receive your entire deferral account balance in a lump sum within 45 days after a Change in Control of the company as determined by the Committee.

         H.       Change in Company's Financial Condition

                  At the time you make your annual deferral election, you may also elect to receive your entire deferral account balance in a lump sum within 45 days after a Change in Financial Condition of the company as determined by the Committee or resulting from the loss of the company's bank line of credit.

13.      Can I transfer, pledge or assign my deferral account balance?

         No. Your rights to your account balance cannot be assigned to another, nor can you pledge or assign your account balance to secure a bank loan or other indebtedness. Such a transaction could make your account subject to current taxation.

EXCEPTIONAL CONDITIONS

14. What happens in the event of a Change in Control or a Change in Financial Condition at Volume Services, Inc.?

         At the time you make your normal deferral election, you may also elect to receive your entire deferral account balance in a lump sum within 45 days after a Change in Control.

15.      Can the Plan be amended or discontinued?

         The Volume Services, Inc. Board of Directors retains the right to amend or terminate the Plan at any time. However, your accrued benefits at the time of any amendment, suspension or termination of the Plan cannot be reduced (subject to investment risk changes in value).

TAX CONSIDERATIONS

16.      What are some of the more common tax-related questions for this Plan?

         Am I taxed on my deferrals or earnings credited to them?

         Under current tax law, neither your deferral nor the earnings on them are subject to federal income tax prior to withdrawal from the Plan, as long as you make a timely election. All states (in states with income taxes), except Pennsylvania and New Jersey, follow the federal law and exclude the amount you defer from current taxable income. Under current law, there will be no income tax liability until you actually receive a payment. Check with your legal counsel concerning your specific state or local (city, county) tax laws.

VOLUME SERVICES, INC.
DEFERRED COMPENSATION PLAN

Questions & Answers

         What about Social Security and Medicare Taxes?

         Deferred amounts (both salary and bonus) are subject to these taxes at the time of deferral. These amounts will be deducted from salary not deferred. The eventual payment of your deferral accounts, including earnings, will not be subject to these taxes under current law. Likewise, distribution payments from the Plan will not reduce your Social Security benefits after retirement under current law.

         How will my distributions be taxed?

         Under current law, distributions from your account are taxed as ordinary income when received and no special tax advantages or penalties apply. Federal, state and local income taxes will be withheld from your payments when they are actually made.

         Based upon Federal law effective January 1, 1997, it may also be possible to avoid state income taxes on your distribution. In general, to be exempt from state income tax on your distribution you must:

         1. Be a resident in a state (e.g., Florida, Texas) which does not impose an income tax, prior to the time you begin receiving distribution of your account, and

         2. Have elected to receive your account distribution in a minimum of ten (10) annual installments. If you plan to elect to defer until retirement or later, you may wish to elect distribution of the (10) annual installments or more initially even if you have no idea where you plan to live after retirement. Or, prior to severance from the Company for any reason, you may wish to review your prior distribution elections (to the extent they may be changed) to determine if a change might assist you to qualify for an exemption.

VOLUME SERVICES, INC.
DEFERRED COMPENSATION PLAN

Questions & Answers

                           Here again, we recommend you consult with your personal financial or tax advisor as to the arrangement most appropriate for your situation.

                  How will my distribution payments be reported?

                  Payments made to you will be reported on a W-2 Form. Payments to survivors, in the event of your death, will be reported on Form 1099-R.

                  Is my distribution eligible to be rolled over to an IRA?

                  No, because this is not a tax-qualified plan under the Internal Revenue Code. When electing a Plan distribution, we encourage you to seek professional tax advice to determine the best course of action in light of your financial circumstances.

                  Will the Plan benefits paid to my beneficiaries be included in my gross estate for federal tax purposes?

                  Yes. The cumulative amounts in your account at the time of death will be included in your estate. However, the amount in your account may not increase your taxable estate if your beneficiary is your spouse and the benefit qualifies for the estate tax marital deduction. You should consult with your own legal counsel concerning beneficiary designations and planning for the benefits in the event of your death to obtain the most appropriate result for your personal situation.

ENROLLMENT & ADMINISTRATION

17.      How do I sign up for the Plan?

         In order to enroll in this Plan, you must complete the Participation and Deferral Election Form, Beneficiary Designation Form(s), and Acknowledgment Form for Insurance. Please return the forms postmarked no later than December 31, 1997 to Benefit Plan Services (BPS), Volume Services, Inc.'s third party administrator of this Plan, using the enclosed prepaid self-addressed envelope.

18. Who can I talk to if I have questions about the Plan or the enrollment package?

         During or following this enrollment period, you should address your questions to the Deferral Service Center at BPS, at 1-800-340-8151, during normal business hours (8:30 a.m. - 5:00 p.m. Eastern Time, Mon.-Fri.).

         The address for communication with BPS is:

         Deferral Service Center
         c/o Benefit Plan Services
         One Securities Centre, Suite 1300
         3490 Piedmont Road, N.E.
         Atlanta, Georgia 30305

19.      Can I reallocate my money between the Deferral Crediting Options?

         Yes. once each calendar month (after your deferrals have begun), you may reallocate among the various Deferral Crediting Options available under the Plan. Unless you indicate otherwise, your reallocation will change all your current allocations to your new allocation. Daily valuations will be made on all accounts so no particular day is advantaged or disadvantaged. You do this by calling the Deferral Service Center at 1-800-340-8151 during normal business hours.

VOLUME SERVICES, INC.
DEFERRED COMPENSATION PLAN

Questions & Answers

         Please note, neither BPS nor Volume Services, Inc. will give you advice concerning your deferral allocations. You must consult your personal financial advisor or planner for such advice.

20.      How do I check my account balance?

         You may call the Deferral Service Center Voice Response Unit at 1-800-340-8151 if you want to determine the balance in your account. The Voice Response System is available 24 hours a day and can handle many common inquiries like your account balance 24 hours a day. You will need your Personal Identification Number (PIN) that was previously assigned to you in order to access the system.

21. What types of services can I expect from the Deferral Service Center at BPS?

         As manager of the Deferral Service Center, BPS will provide the following: allocation among Deferral Crediting Options, account balances and statements; beneficiary election and payout change forms; processing of hardship withdrawals; and W-2 reports. BPS will also handle inquiries related to account balances, reallocation among Deferral Crediting Options, payout checks, tax withholding and will provide information directly to financial planners (if authorized by participants). A $14.50 annual fee will be charged for these services, but the Company will pay the annual fee for these services until and unless you are notified otherwise. Participants may call BPS at 1-800-340-8151.

22.      What can I expect when I call the Service Center?

         All calls during normal business hours (8:30 a.m. - 5:00 p.m., Eastern Time, Mon. - Fri.) will be handled by an administrative operator fully trained in Plan provisions, who will handle your request (e.g., balance inquiries, reallocation). You may leave a message on voice mail after normal business hours.

         Exhibit A

VOLUME SERVICES, INC.
DEFERRED COMPENSATION PLAN
Comparison of Nonqualified Deferral and Qualified 401(k) plan

-------------------------------------------------------------------------------------------------------
Nonqualified Deferral                                                                      Qualified
       Plan                                Principal Characteristics                      401(k) plan
-------------------------------------------------------------------------------------------------------
        Yes                                Deferral on Pre-Tax Basis                          Yes
-------------------------------------------------------------------------------------------------------
        Yes                           FICA/Medicare Withheld on Deferrals                     Yes
-------------------------------------------------------------------------------------------------------
        Yes                         FICA/Medicare Withheld on Company Match                    No
-------------------------------------------------------------------------------------------------------
        Yes                            Earnings Accumulate Tax Deferred                       Yes
-------------------------------------------------------------------------------------------------------
         No                   Actual Funds or Assets Held in Participant Accounts             Yes
-------------------------------------------------------------------------------------------------------
         No             Funds or Assets avoid the claims of Company's general creditors       Yes
                                                 in bankruptcy
-------------------------------------------------------------------------------------------------------
        Yes                          Distributions Subject to Income Taxes                    Yes
-------------------------------------------------------------------------------------------------------
        Yes                       Federal Income Tax Statutory Withholding on                Yes(1)
                                               Lump Sum Payments
-------------------------------------------------------------------------------------------------------
         No                              Rollover into an IRA Allowed                         Yes
-------------------------------------------------------------------------------------------------------
         No                            5 or 10 Year Income Tax Averaging                     Yes(2)
-------------------------------------------------------------------------------------------------------
       Yes(3)                           Hardship Withdrawals Available                        Yes
-------------------------------------------------------------------------------------------------------
         No                            Loans Against Accounts Available                       Yes
-------------------------------------------------------------------------------------------------------
         No                     10% penalty tax for pre-age 59 1/2 distribution               Yes
-------------------------------------------------------------------------------------------------------
         No                       Change in deferral amount during plan year                  Yes
-------------------------------------------------------------------------------------------------------

(1)      If not rolled over.

(2) Under recent legislation, five year forward averaging will be eliminated on lump sum qualified plan distributions beginning in taxable years after 1999.

(3) "Hardship" definition is more stringent than in the 401(k) plan. See Question 11A.

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

         Exhibit B

VOLUME SERVICES, INC.
DEFERRED COMPENSATION PLAN
PAYOUTS & DISTRIBUTIONS

                                                                   DISTRIBUTION
                               EVENT                            OF ACCOUNT BALANCE
---------------------------------------------------------------------------------------------
PARTICIPANT     Retirement                             Up to 15 annual installments
ELECTION
OPTIONS

                -----------------------------------------------------------------------------

                Fixed Future Year (Not less than 3     Up to 15 annual installments
                years from year of deferral) and
                not later than the year you turn
                age 70

---------------------------------------------------------------------------------------------

OTHER           Termination or Disability              5 annual installments
OCCURRENCES

                -----------------------------------------------------------------------------

                Death                                  No distribution begun: 5 annual
                                                       installments.
                                                       Distribution begun: Balance of
                                                       payments due.

                -----------------------------------------------------------------------------

                Loans                                  Are prohibited in nonqualified plans

                -----------------------------------------------------------------------------

                Financial Hardship                     Amount necessary to relieve hardship
                                                       only
                                                       (Plan Committee Approval)

                -----------------------------------------------------------------------------

                Non-hardship Withdrawal                Amount less 10%, and loss of
                                                       participation for one Plan Year

                -----------------------------------------------------------------------------

                Small Accounts                         Lump Sum at Plan Committee's
                (Less than $200,000 balance)           discretion upon death, disability or
                                                       termination of employment.
---------------------------------------------------------------------------------------------

Note: The timing and form of your distribution election will be made prior to income being earned. However, you will be given the ability to change the form of distribution (but not the timing) in the calendar year prior to (but not less than 60 days prior to) the year of distribution. Under your two election options you can select up to 15 annual installments. Retirement means separation from full-time service with the Company under a Company qualified Plan, including a disability retirement. In the event of your termination, or disability, you will be paid in 5 annual installments, except the distribution may be accelerated upon request for reason of financial hardship. In the event of your death, your beneficiary can select up to 5 annual installments if no distribution of your account is underway, your beneficiary will receive the balance of the payments due.

VOLUME SERVICES, INC.
DEFERRED COMPENSATION PLAN
Benefit Calculator

Instructions

The Sample Benefit Calculation Worksheet offers a way for you to project the potential benefit provided by the Volume Services, Inc. Deferred Compensation Plan. This worksheet is only an aid for helping you determine how much you might like to defer, and is not intended to suggest or guarantee the actual performance of your deferral. Please note: For ease of calculation, the schedules are based on "per $1,000".

There are two calculation schedules in this section. Use Version A along with Schedule A to estimate the benefit associated with a single year's deferral to the payout date. Use Version B along with Schedule B to estimate the benefit associated with a continuous series of deferrals to the payout date.

The calculation schedules show benefits assuming various long-term interest rates from 8 to 12%. If you want to assume retirement, or benefit payment, beginning at age 65, use the row showing your current age in the Age column on the schedules. If you want to assume retirement, or benefit payment, beginning at a time other than age 65, you must calculate the number of years to that date and use the row corresponding to that number of years in the "years to benefit payout" column. For each deferral scenario, benefits for a lump sum and a ten
(10) year annual payout are provided.

Please note that this estimator illustrates installment payments in equal level amounts when, in fact, they will actually be distributed as a fraction of the account based upon the number of installments you select. For example, if you select 10 years of annual payments you will receive 1/10, 1/9, 1/8, 1/7, 1/6, 1/5, 1/4, 1/3, 1/2 and finally 1/1 of the balance of your account in a year. Thus, your first year installment will be equal to about 70% of the account and grow each year, assuming the interest crediting rate remains level over the entire time period.

To use either of the benefit calculation worksheets, follow the outlined steps.

VOLUME SERVICES, INC.
DEFERRED COMPENSATION PLAN
Benefit Calculator

Sample Benefit Calculation Worksheet

                                                                                      Illustration of
Version A:   Sample Benefit Calculation - For a single year's                              Sample        Participant's
                           contribution                                                 Assumptions       Own Account
1       Approximate the amount you expect to defer in a single year.                   $     50,000            $
                                                                                       ------------
2       Since the benefit schedule is calculated based on a deferral of
        $1,000, divide the deferred amount in line 1 by 1,000.                                   50
                                                                                       ------------
3       Look up the benefits on Schedule A, using the investment rate you want to assume and your current age or years to benefit payment.

        -    Lump Sum (Assumes Schedule A, 8% rate, and 15 years to payment)           $      3,058            $
                                                                                       ------------
                                       OR

        -    10 Annual Installments (Assumes 8% rate, and 15 years to payment)         $        422            $
                                                                                       ------------

4 Multiply the number in (2) by the amount(s) in (3) to estimate payout in either lump sum or installments.

        -    Lump Sum                                                                  $    152,900            $
                                                                                       ------------
                                       OR

        -    10 Annual Installments (The initial annual installment will equal approximately 70% of this amount and grow over the remaining
             installments)                                                             $     21,150            $
                                                                                       ------------